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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] CONFIDENTIAL, FOR USE OF THE
    COMMISSION ONLY (AS PERMITTED BY
    RULE 14A-6(E)(2)

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240,14a-11(c) or (S) 240,14a-12

                        D & K HEALTHCARE RESOURCES, INC.
----------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

----------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11,

    (1) Title of each class of securities to which transaction applies:

    ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of tranaction:

    ------------------------------------------------------------------------

    (5) Total fee paid:

    ------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statment No.:

    ------------------------------------------------------------------------

    (3) Filing Party:

    ------------------------------------------------------------------------

    (4) Date Filed:

    ------------------------------------------------------------------------

Notes:

Reg. (S) 240.14a-101.

Sec 1913 (3-99)

[LOGO] D&K HEALTHCARE RESOURCES, INC.

                                October 9, 2001

DEAR FELLOW STOCKHOLDERS:

    Our Annual Meeting of Stockholders will be held at The Ritz-Carlton, 100 Carondelet Plaza, St. Louis, Missouri, 63105, at 10:00 A.M., local time, on Wednesday, November 14, 2001. The Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy Card which accompany this letter outline fully matters on which action is expected to be taken at the Annual Meeting.

    We cordially invite you to attend the Annual Meeting. Even if you plan to be present at the meeting, you are requested to date, sign and return the enclosed Proxy Card in the envelope provided to ensure that your shares will be voted. The mailing of an executed Proxy Card will not affect your right to vote in person should you later decide to attend the Annual Meeting.

                                          Sincerely,

                                          J. HORD ARMSTRONG, III
                                          Chairman of the Board, Chief
                                            Executive
                                          Officer and Treasurer


                        8000 Maryland Avenue, Suite 920
                              St. Louis, MO 63105
                              Tel: (314) 727-3485
                              Fax: (314) 727-5759

                       D & K HEALTHCARE RESOURCES, INC.
                        8000 Maryland Avenue, Suite 920
                           St. Louis, Missouri 63105

     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 14, 2001

Dear Stockholder:

    The Annual Meeting of Stockholders of D & K Healthcare Resources, Inc. (the "Company") will be held at The Ritz-Carlton, 100 Carondelet Plaza, St. Louis, Missouri, 63105, on Wednesday, November 14, 2001, at 10:00 A.M., local time, for the following purposes:

    1. To elect three Class III directors to hold office for a term of three years.

    2. To consider and vote upon a proposal to approve the D&K Healthcare Resources, Inc. 2001 Long Term Incentive Plan.

    3. To transact any and all other business that may properly come before the meeting or any adjournment thereof.

    These items are more fully described in the following Proxy Statement, which is hereby made a part of this Notice. Only stockholders of record of the Company at the close of business on September 21, 2001 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                          By order of the Board of Directors,

                                          LEONARD R. BENJAMIN
                                          Vice President, General Counsel and
                                            Secretary

October 9, 2001

                       D & K HEALTHCARE RESOURCES, INC.
                        8000 Maryland Avenue, Suite 920
                           St. Louis, Missouri 63105

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD NOVEMBER 14, 2001

                               -----------------

                              GENERAL INFORMATION

    This Proxy Statement is furnished to the stockholders of D & K HEALTHCARE RESOURCES, INC. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held at The Ritz-Carlton, 100 Carondelet Plaza, St. Louis, Missouri, 63105, at 10:00 A.M., local time, on Wednesday, November 14, 2001, and at all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the preceding Notice of Annual Meeting of Stockholders. The mailing address of the Company is 8000 Maryland Avenue, Suite 920, St. Louis, Missouri 63105, and its telephone number is (314) 727-3485.

    This Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy Card were first mailed to the stockholders of the Company on or about October 9, 2001.

    The proxy reflected on the accompanying Proxy Card is being solicited by the Board of Directors of the Company. A proxy may be revoked at any time before it is voted by filing a written notice of revocation or a later-dated Proxy Card with the Secretary of the Company at the principal offices of the Company or by attending the Annual Meeting and voting the shares in person. Attendance alone at the Annual Meeting will not of itself revoke a proxy. Proxy Cards that are properly executed, timely received and not revoked will be voted in the manner indicated thereon at the Annual Meeting and any adjournment thereof.

    The Company will bear the entire expense of soliciting proxies. Proxies will be solicited by mail initially. The directors, executive officers and employees of the Company may also solicit proxies personally or by telephone or other means but such persons will not be specially compensated for such services. In addition, the Company has retained D.F. King & Co. to assist in the solicitation of proxies on its behalf for a fee of $5,000 plus reasonable out-of-pocket expenses.

    Only stockholders of record at the close of business on September 21, 2001 are entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 7,117,961 shares of the Company's Common Stock, $.01 par value ("Common Stock"), issued and outstanding.

    Each outstanding share of the Common Stock is entitled to one vote on each matter to be acted upon at the Annual Meeting. A quorum is required for votes taken at the Annual Meeting to be deemed valid. A quorum shall be attained if holders of a majority of the shares of Common Stock issued and outstanding are present at the Annual Meeting in person or by proxy. After a quorum has been established, the vote of the holders of a majority of the shares of Common Stock present in person or by proxy shall be required for the election of directors and any other matter which is submitted to a vote of stockholders at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors.

    Shares subject to abstentions will be treated as shares that are present at the Annual Meeting for purposes of determining the presence of a quorum, and as voted for purposes of determining the base number of shares voting on a particular proposal. Accordingly, abstentions will have the same effect as a vote withheld on the election of directors or a vote against other matters submitted to the stockholders for a vote, as the case may be. If a broker or other nominee holder indicates on the Proxy Card that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will not be considered as present for purposes of determining a quorum or as voted for purposes of determining the approval of the stockholders on a particular proposal.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    The following persons were known to management of the Company to be the beneficial owners of five percent or more of the Company's outstanding Common Stock as of September 21, 2001:

                                      Number of Shares  Percent of Outstanding
Name and Address of Beneficial Owner Beneficially Owned    Common Stock(1)
------------------------------------ ------------------ ----------------------
    J. Hord Armstrong, III                374,930(2)             5.2%
      8000 Maryland Avenue
      Suite 920
     St. Louis, Missouri 63105

--------
(1) The percentage calculations are based upon 7,117,961 shares of the Company's Common Stock that were issued and outstanding as of September 21, 2001.
(2) Includes 108,333 shares issuable pursuant to stock options that are exercisable currently or within 60 days; does not include 10,000 shares that are owned by Mr. Armstrong's wife, as to which shares Mr. Armstrong has no voting or investment power and as to which Mr. Armstrong disclaims beneficial ownership. See "Security Ownership By Management."

                         ITEM 1. ELECTION OF DIRECTORS

    At the Annual Meeting, three individuals will be elected to serve as Class III directors of the Company for a term of three years. Except as otherwise directed by the stockholder on the Proxy Card, the persons named as proxies on the accompanying Proxy Card intend to vote all duly executed proxies received by the Board of Directors for the election of J. Hord Armstrong, III, Richard
F. Ford, and Thomas F. Patton as Class III directors. Messrs. Armstrong and Ford and Dr. Patton are each currently a director of the Company. If for any reason Messrs. Armstrong or Ford or Dr. Patton becomes unavailable for election, which is not now anticipated, the persons named on the accompanying Proxy Card will vote for such substitute nominee as designated by the Board of Directors. The Board of Directors recommends a vote "FOR" the election of J. Hord Armstrong, III, Richard F. Ford, and Thomas F. Patton as Class III directors.

    The name, age, principal occupation or position and other directorships with respect to Messrs. Armstrong and Ford and Dr. Patton and the directors whose terms of office will continue after the Annual Meeting are set forth below.

                   CLASS I--TO CONTINUE IN OFFICE UNTIL 2002

    Harvey C. Jewett, IV, age 53, has served as one of our directors since 1997. Mr. Jewett was the Chairman of Jewett Drug Co. from August 1988 until we acquired it in June 1999. He has also served as the President and Chief Operating Officer of the Rivett Group, L.L.C. since October 1988. He also serves as a director of the University of South Dakota Foundation and the College of Saint Benedict.

    Louis B. Susman, age 63, has served as director of the Company since November 1998. Mr. Susman previously served as an advisory director of the Company between June 1998 and November 1998. Mr. Susman currently is Managing Director and Vice Chairman of Investment Banking of Salomon Smith Barney. Mr. Susman has been employed by Salomon Smith Barney in various executive capacities since 1989 and also serves as a director of U.S. Can Corporation.

    Martin D. Wilson, age 40, has served as President and Chief Operating Officer of the Company since January 1996, as Secretary from August 1993 to April 1999 and as director since 1997. Mr. Wilson previously served as Executive Vice President, Finance and Administration of the Company from May 1995 to January 1996, as Vice President, Finance and Administration of the Company from April 1991 to May 1995 and as Controller of the Company from March 1988 to April 1991. Prior to joining the Company, Mr. Wilson was associated with KPMG Peat Marwick, a public accounting firm.

                 CLASS II--TO CONTINUE IN OFFICE UNTIL IN 2003

    Robert E. Korenblat, age 61, has served as a director of the Company since 1997 and is the President and Chief Executive Officer of Pharmaceutical Buyers, Inc., a Colorado-based group purchasing organization in which the Company holds a 70% ownership interest ("PBI"). Mr. Korenblat additionally served as Vice President of PBI from 1989 to 1991. Mr. Korenblat was elected a director of the Company in connection with the Company's investment in PBI.

    Bryan H. Lawrence, age 59, has served as a director of the Company since its founding in December 1987. Since September, 1997, Mr. Lawrence has been a member of Yorktown Partners

LLC, which manages certain investment partnerships. Prior thereto, he was a Managing Director of Dillon, Read & Co., Inc., an investment banking firm, for more than the preceding five years. Mr. Lawrence also serves as a director of Vintage Petroleum, Inc., TransMontaigne Oil Company, Carbon Energy Corporation, Hallador Petroleum Company and certain other companies in the energy industry in which Yorktown partnerships hold equity interests.

    James M. Usdan, age 51, has served as a director of the Company since 1997. Since 2001, Mr. Usdan has served as President and Chief Executive Officer of Castle Dental Centers, Inc. From 1998 to 2001, Mr. Usdan was President and Chief Executive Officer of Comprehensive Medical Imaging, Inc., a long term acute care hospital management company. Prior thereto, he was the President and Chief Executive Officer of RehabCare Group, Inc., a St. Louis-based provider of rehabilitation, outpatient and therapist staffing services for more than the preceding five years. Mr. Usdan is also a director of Metro One Telecommunications, Inc.

             CLASS III--TO BE ELECTED FOR A TERM EXPIRING IN 2004

    J. Hord Armstrong, III, age 60, has served as Chairman of the Board, Chief Executive Officer and Treasurer and as a director of the Company since December 1987. Prior to joining the Company, Mr. Armstrong served as Vice President and Chief Financial Officer of Arch Mineral Corporation, a coal mining and sales corporation, from 1981 to 1987 and as its Treasurer from 1978 to 1981. Mr. Armstrong serves as a Trustee of the St. Louis College of Pharmacy.

    Richard F. Ford, age 65, has served as a director of the Company since its founding in December 1987. Mr. Ford has been engaged in venture capital investing as a general partner of affiliates of Gateway Venture Partners II, L.P. in St. Louis, Missouri, since 1984. Mr. Ford also serves as a director of Stifel Financial Corporation, CompuCom Systems, Inc. and TALX Corporation.

    Thomas F. Patton, Ph.D., age 52, has served as a director of the Company since 1997. Dr. Patton is President of the St. Louis College of Pharmacy and has served in that capacity since June 1994. From April 1993 until January 1994 and from January 1994 until May 1994, Dr. Patton served as Executive Director of Pharmaceutical Research and Development and as Vice President of Pharmaceutical Research and Development, respectively, at Dupont-Merck Pharmaceutical Co., a manufacturer of pharmaceutical products. From March 1990 through March 1993, Dr. Patton served as Director and Senior Director of Pharmaceutical Research and Development at Merck and Co., Inc., a manufacturer of pharmaceutical products. Dr. Patton's career also includes tenures as Professor of Pharmaceutical Chemistry and Pharmacy Practice at the University of Kansas, Associate Director of Control Development at the Upjohn Co., a pharmaceutical company, and Vice President of Operations at Oread Laboratories, Inc., a pharmaceutical company.

                       BOARD OF DIRECTORS AND COMMITTEES

    During fiscal 2001, the Board of Directors of the Company met five times and all of the directors attended at least 75% of the meetings of the Board of Directors and committees of which such director was a member during fiscal 2001.

    The Board of Directors has a standing Audit Committee and Stock Option and Compensation Committee. The members of the Audit Committee are Messrs. Ford, Susman and Usdan. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements. The Audit Committee met twice in fiscal 2001.

    The Stock Option and Compensation Committee is composed of Messrs. Ford, Lawrence and Susman. The primary purpose of the Stock Option and Compensation Committee is to review and determine the salaries, bonuses and other compensation payable to corporate officers and to administer the Company's Amended and Restated 1992 Long Term Incentive Plan. The Stock Option and Compensation Committee met twice during fiscal 2001.

                                DIRECTORS' FEES

    Non-employee directors currently receive annual retainers of $10,000 for serving as directors and fees of $1,000 for each meeting of the Board attended ($500 if attended telephonically). Effective November 14, 2001, non-employee directors' fees will be increased to $15,000 for serving as directors and $1,500 for each meeting of the Board attended ($750 if attended telephonically). In addition, the Board has granted options to one non-employee director of 10,000 shares of Common Stock, exercisable at the rate of 33% per year over the three years following the date of the grant.

    Harvey C. Jewett, IV, who is a Class I director, is party to a Consulting Agreement with the Company. Mr. Jewett is also the managing member of and holds an equity interest in Jewett Family Investments, L.L.C., which is party to a lease agreement with Jewett Drug Co., a subsidiary of the Company, for the lease of property located in Aberdeen, South Dakota. See "Certain Transactions."

                            OWNERSHIP BY MANAGEMENT

    The following table indicates as of September 21, 2001, to the knowledge of the Company, the beneficial ownership of the Company's Common Stock by each person who is a director or nominee for director and the persons named in the Summary Compensation Table, individually, and all directors and executive officers as a group:

                                                             Number of Shares
                                                               Beneficially
Name                                                           Owned(1)(2)    Percent(3)
----                                                         ---------------- ----------
J. Hord Armstrong, III(4)...................................     374,930          5.2%
Richard F. Ford.............................................       8,000            *
Harvey C. Jewett............................................     255,556          3.6%
Robert E. Korenblat(5)......................................       2,000            *
Bryan H. Lawrence(6)........................................      34,984            *
Thomas F. Patton(7).........................................         500            *
Louis B. Susman.............................................       3,000            *
James M. Usdan(8)...........................................       1,700            *
Martin D. Wilson(9).........................................     102,332          1.4%
Leonard R. Benjamin(10).....................................      23,000            *
Thomas S. Hilton(11)........................................      38,000            *
Brian G. Landry(12).........................................      36,000            *
All directors and executive officers as a group (12 persons)     880,002         11.9%

--------
   *Less than 1%.
 (1)Represents sole voting and investment power unless otherwise noted.
 (2)For purposes of this table, each director or executive officer is deemed to beneficially own shares of Common Stock issuable pursuant to options, warrants or other convertible securities that are exercisable by such director or executive officer currently or within 60 days.
 (3)The percentage calculations are based upon 7,117,961 shares of the Company's Common Stock that were issued and outstanding as of September 21, 2001 and, for each director or executive officer or the group, the number of shares subject to options exercisable by such director or executive officer or the group within 60 days.
 (4)Includes 108,333 shares issuable pursuant to stock options that are exercisable currently or within 60 days; does not include 10,000 shares that are owned by Mr. Armstrong's wife, as to which Mr. Armstrong disclaims beneficial ownership.
 (5)Does not include 2,000 shares held in a trust by Mr. Korenblat's wife, as to which Mr. Korenblat disclaims beneficial ownership.
 (6)Includes 6,666 shares issuable pursuant to stock options that are exercisable currently or within 60 days. Does not include 4,000 shares owned by Mr. Lawrence's wife, as to which Mr. Lawrence disclaims beneficial ownership.
 (7)Does not include 500 shares owned by Dr. Patton's wife, as to which Dr. Patton disclaims beneficial ownership.
 (8)Does not include 1,000 shares that are owned by Mr. Usdan's wife, as to which Mr. Usdan disclaims beneficial ownership.
 (9)Includes 99,332 shares issuable pursuant to stock options that are exercisable currently or within 60 days.

(10)Includes 23,000 shares issuable pursuant to stock options that are exercisable currently or within 60 days.
(11)Includes 33,000 shares issuable pursuant to stock options that are exercisable currently or within 60 days.
(12)Includes 34,000 shares issuable pursuant to stock options that are exercisable currently or within 60 days.

                  REPORT OF THE STOCK OPTION AND COMPENSATION
                  COMMITTEE REGARDING EXECUTIVE COMPENSATION

General

    The Company's executive compensation program is administered by the Stock Option and Compensation Committee of the Board of Directors (the "Committee") which is composed of Messrs. Ford, Lawrence and Susman.

    The Company's executive compensation policy is designed and administered to provide a competitive compensation program that will enable the Company to attract, motivate, reward and retain executives who have the skills, education, experience and capabilities required to discharge their duties in a competent and efficient manner. The Company's compensation policy is based on the principle that the financial rewards to the executive should be aligned with the financial interests of the stockholders by striving to create a suitable long-term return on their investment through earnings from operations and prudent management of the Company's business and operations.

    The Company's executive compensation strategy consists of salary and long-term incentive compensation. The following is a summary of the policies underlying each element.

Annual Compensation

    The annual compensation salary for individual executive officers of the Company is based upon the level and scope of the responsibility of the office, the pay levels of similarly positioned executive officers among companies competing for the services of such executives and a consideration of the level of experience and performance profile of the particular executive officer. Based upon its review and evaluation, the Committee determines the salary to be paid to each executive officer.

    In addition to salary, each executive has the potential to receive an annual incentive award based upon the achievement of certain performance criteria. The target amount for such awards for achievement of the performance criteria is based upon a percentage of the executive's then annual salary. In August 2001 the Committee, after considering the Company's strong performance in fiscal 2001 and successful secondary offering, granted additional discretionary bonuses for each executive officer. It is the intention of the Committee that in the future a portion of any annual bonuses awarded to executive officers and other key employees would be made in stock of the Company. Ownership of the stock would vest in the employee three years after the date of grant provided that the employee was then still in the employ of the Company.

Long Term Incentive Compensation

    The Committee believes that long-term incentive compensation is the most effective way of tying executive compensation to increases in stockholder value. The Company's long-term incentive programs authorize the grant of stock-based awards, thereby providing a means through which executive officers will be given incentives to continue high quality performance with the Company over a long period of time while allowing such executive officers to build a meaningful investment in the Company's Common Stock.

    To provide long-term incentive compensation to executive officers and other key personnel, the Company maintains the Amended and Restated 1992 Long Term Incentive Plan (the "Incentive Plan").

The Committee has a policy of awarding stock options from time to time based upon competitive practices, continuing progress or achievement of goals of the Company and individual performance. All stock options awards are made with option exercise prices equal to the fair market value of the underlying stock at the time of grant. Participants benefit only when and to the extent the stock price increases after the option grant. However, the number of shares available to be granted under the Incentive Plan has been virtually exhausted. Accordingly the Company is seeking approval of the 2001 Long Term Incentive Plan so that incentive awards will continue to be available. The Company also maintains an executive retirement benefit plan to provide supplemental pre-retirement life insurance and supplemental retirement income to certain key employees. The life insurance benefit is calculated at three times annual salary. The supplemental retirement income benefit is a non-qualified defined contribution plan. Contributions to the plan are discretionary by the Company. Each participant can allocate the contributions in their account from investment fund alternatives offered by the Company. In November 1999, the Committee initiated a long-term incentive program under which participants would be granted, at the Committee's option, Company stock or cash, or a combination thereof, based upon the total return of Company stock relative to the total return of stocks in the Russell 2000 Index for the period beginning in November 1999 and ending June 30, 2002. With the consent of the program's participants, the program was terminated in July 2001 and the participants were paid a cash award that the Committee considered fair and appropriate.

Compensation of Chief Executive Officer

    Mr. Armstrong's minimum salary and bonus for fiscal 2001 were determined by the Committee in the same manner as is used by the Committee for executive officers generally. The Committee believes that Mr. Armstrong's compensation is competitive within the industry and, when combined with Mr. Armstrong's significant ownership of the Company's Common Stock, provides incentives for performance which are aligned with the financial interests of the stockholders of the Company.

Code Section 162(m)

    The Committee has considered Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), regarding qualifying compensation paid to the Company's executive officers for deductibility. The Committee intends to make every effort to ensure that all compensation awarded to the Company's executives is fully deductible for income tax purposes. The Committee may in the future deem it advisable to take certain action to preserve the deductibility of executive compensation under Section 162 (m).

                  THE STOCK OPTION AND COMPENSATION COMMITTEE

            Richard F. Ford    Bryan H. Lawrence    Louis B. Susman

                      COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth the compensation for each of the last three fiscal years of the executive officers of the Company whose annual salaries and other reportable compensation exceeded $100,000 for fiscal 2001.

                          Summary Compensation Table

                                                               Long Term
                              Annual Compensation             Compensation
-                       -------------------------------- ----------------------
                                                           Awards     Payouts
-                                                        ----------  ----------
                                                 Other                             All
                                                Annual   Securities               Other
  Name and Principal                            Compen-  Underlying     LTIP     Compen-
       Position         Year  Salary   Bonus   sation(1)  Options    Payouts(2) sation(3)
  ------------------    ---- -------- -------- --------- ----------  ---------- ---------
J. Hord Armstrong, III. 2001 $475,000 $387,500  $ 2,087    75,000     $529,000   $59,646
 Chairman of the        2000  437,500  112,500    1,870    33,333(4)        --    45,336
 Board, Chief           1999  278,239  137,500    2,316    33,333(4)        --    58,246
  Executive Officer and
  Treasurer

Martin D. Wilson....... 2001 $350,000 $282,500  $ 1,584    50,000     $305,000   $43,943
 President and Chief    2000  293,749   60,000    2,200    16,667(4)        --    33,196
 Operating Officer      1999  201,264   80,000    1,933    16,667(4)        --    38,848

Leonard R. Benjamin(5). 2001 $170,000 $101,000  $ 4,703    33,000     $111,000   $24,481
 Vice President,        2000  160,000   24,000    4,225        --           --    18,295
 General Counsel and    1999   35,111   10,000      855    15,000(4)        --     5,029
  Secretary

Thomas S. Hilton(6).... 2001 $208,000 $132,800  $13,008    33,000     $177,000   $28,847
 Senior Vice President  2000  200,000   35,000   11,609        --           --    23,581
 and Chief Financial    1999   77,917   49,500    4,198    15,000(4)        --    12,571
 Officer

Brian D. Landry........ 2001 $145,000 $ 93,500  $ 4,677    24,000     $ 41,000   $22,391
 Vice President and     2000  118,125   50,000   10,980        --           --    15,557
 Chief Information      1999  100,000    4,154    1,978        --           --    15,536
  Officer

--------
(1) Includes compensation in connection with automobile expenses for fiscal 2001 and 2000, respectively, as follows: Mr. Armstrong--$2,087 and $1,870; Mr. Wilson--$1,584 and $2,200; Mr. Benjamin--$4,703 and $4,225; Mr.
    Hilton--$7,641 and $6,482 and Mr. Landry--$4,677 and $1,597. Also includes compensation to Mr. Hilton for club memberships for fiscal 2001 and 2000, respectively, of $5,367 and $5,127. Also includes compensation to Mr. Landry for moving expenses for fiscal 2000 of $9,383.

(2) The LTIP program was terminated in July 2001 with the consent of the program's 12 participants. All LTIP payouts consisted of cash awards approved by the Stock Option and Compensation Committee.
(3) Includes contributions made to a defined contribution executive retirement plan funded by split-dollar life insurance policies for fiscal 2001 as follows: Mr. Armstrong--$52,426; Mr. Wilson--$38,630; Mr. Benjamin--$18,763; Mr. Hilton--$22,957; and Mr. Landry--$16,004. Also
    includes contributions made to the Company's 401(k) plan for fiscal 2001 as follows: Mr. Armstrong--$7,220; Mr. Wilson--$5,313; Mr. Benjamin--$5,719; Mr. Hilton--$5,890 and Mr. Landry--$6,387.
(4) These options were canceled in May 2000.
(5) Mr. Benjamin joined the Company in April 1999.
(6) Mr. Hilton joined the Company in January 1999.

    The following table sets forth information concerning stock option grants made in fiscal 2001 to the individuals named in the Summary Compensation Table. Options were granted at fair market value on the date of grant, became exercisable six months after the date of grant and generally expire ten years after the date of grant.

                         Option Grants in Fiscal 2001

                                                                  Potential Realizable
                                                                    Value at Assumed
                                                                     Annual Rate of
                                                                      Stock Price
                                                                    Appreciation For
                           Individual Grants Value                   0ption Term(1)
                       -------------------------------            --------------------
                                  Percent of
                                    Total
                       Number of   Options
                       Securities Granted to
                       Underlying Employees  Exercise
                        Options   in Fiscal    Price   Expiration
         Name           Granted      Year    Per Share    Date       5%        10%
         ----          ---------- ---------- --------- ---------- --------  ----------
J. Hord Armstrong, III   75,000      14.7%    $ 13.00   11/29/10  $613,172  $1,553,899
Martin D. Wilson......   50,000       9.8%    $ 13.00   11/29/10  $408,782  $1,035,933
Leonard R. Benjamin...   18,000       6.5%    $ 13.00   11/29/10  $147,161  $  372,936
                         15,000               $21.375    2/14/11  $201,639  $  510,994
Thomas S. Hilton......   18,000       6.5%    $ 13.00   11/29/10  $147,161  $  372,936
                         15,000               $21.375    2/14/11  $201,639  $  510,994
Brian G. Landry.......   24,000       4.7%    $ 13.00   11/29/10  $196,215  $  497,248

--------
(1) Potential realizable value is calculated based on the term of the option at the time of grant. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. Potential realizable value does not represent the Company's prediction of its stock price performance and does not take into account appreciation for the fair value of the Common Stock from the date of grant to date. There can be no assurance that the actual stock price appreciation over the term of the option will equal or exceed the assumed 5% and 10% levels.

    The following table sets forth information concerning the number of exercisable and unexercisable stock options at June 30, 2001 as well as the value of such stock options having an exercise price lower than the last reported trading price on June 30, 2001 ("in-the-money" options) held by the executive officers named in the Summary Compensation Table.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                    Values

                                           Number of
                                          Securities
                                          Underlying       Value of
                                          Unexercised   Unexercised In-
                                          Options at       The-Money
                        Shares           Fiscal Year-  Options at Fiscal
                       Acquired               End         Year-End(1)
                          on     Value   Exercisable/    Exercisable/
         Name          Exercise Realized Unexercisable   Unexercisable
         ----          -------- -------- ------------- -----------------
J. Hord Armstrong, III    --       --       108,333/-- $    2,796,240/--
Martin D. Wilson......    --       --       120,865/-- $    3,497,489/--
Leonard R. Benjamin...    --       --    18,000/15,000 $357,750/$278,550
Thomas S. Hilton......    --       --    18,000/15,000 $357,750/$278,550
Brian G. Landry.......    --       --        41,000/-- $    1,366,850/--

--------
(1) Based on a price per share of $36.85, the closing sale price of the Common Stock on June 29, 2001.

Employment Agreements with Named Executive Officers

    In August and September, 2000, the Company entered into separate employment agreements with J. Hord Armstrong, III, Martin D. Wilson and Thomas S. Hilton, each of which expires September 15, 2003, August 28, 2003 and August 31, 2003, respectively. The employment agreements are subject to successive one year renewal terms following expiration of the initial term unless notice of non-renewal is given by either party 90 days before the end of the then current term. Under the employment agreements, Mr. Armstrong serves as Chairman of the Board and Chief Executive Officer in exchange for annual base compensation of $475,000, Mr. Wilson serves as President and Chief Operating Officer of the Company in exchange for annual base compensation of $350,000 and Mr. Hilton serves as Senior Vice President and Chief Financial Officer of the Company in exchange for annual base compensation of $208,000, each subject to annual adjustment by the Board. In addition, each executive is entitled to receive a bonus based upon certain performance criteria established by the Board.

    In the event the Company chooses not to renew any such executive's employment or terminates the employment of any such executive for reasons other than for cause, the Company is obligated to continue to pay salary and benefits for at least the remainder of the term of the subject employment agreement, and not less than 24 months in the case of Mr. Armstrong, 18 months in the case of Mr. Wilson and 12 months in the case of Mr. Hilton. The Company is also obligated to pay a prorated annual bonus (computed at 100% of targeted performance).

    Each employment agreement also provides that if the executive's employment is terminated by the Company without cause or is not renewed by the Company in anticipation of or within two years following a "change in control" (as defined in the agreement), the Company will be required to pay the executive a lump-sum cash amount equal to (i) two times the sum of his then current salary and an annual bonus (computed at 100% of targeted performance) for the entire year, plus (ii) the executive's prorated annual bonus (computed at 100% of targeted performance) for the year in which termination occurs. The Company will also continue to provide benefits, or the cash equivalent, for 24 months after termination. The Company will also, with certain exceptions, reimburse the executive for any legal fees and disbursements incurred by him in connection with enforcing his rights under his employment agreement.

    In the event the Company chooses not to renew any such executive's employment or terminates the employment of any such executive for reasons other than for cause, whether or not in anticipation of a change in control, the executive would also be entitled to receive a prorated contribution under the Company's executive retirement benefit plan for the year in which termination occurs and outplacement assistance. In addition, all unvested options granted to the executive under the Company's Amended and Restated 1992 Long Term Incentive Plan (the "Incentive Plan") vest as of the termination date. The terminated executive has twelve months following the date of termination to exercise all options under the Plan.

    Each executive may terminate his employment agreement for "good reason" (as defined in the agreement), in which case the executive would be entitled to the benefits he would receive upon termination by the Company without "cause." Each executive has agreed to refrain from disclosing information confidential to the Company during the term of his employment and thereafter, and has agreed not to engage in activities competitive with the Company during the term of his employment and for two years thereafter in the case of Mr. Armstrong, for eighteen months thereafter in case of Mr. Wilson and for one year thereafter in the case of Mr. Hilton.

Long Term Incentive and Stock Option Plans

    Pursuant to the Company's Incentive Plan, the Stock Option and Compensation Committee (the "Committee") may grant to officers and key employees of the Company and its subsidiaries (i) options to purchase shares of the Common Stock ("Stock Options"), which may or may not qualify as incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code, as amended, (ii) stock appreciation rights ("SARs"), (iii) restricted shares of the Company's Common Stock ("Restricted Stock"), and (iv) performance awards ("Performance Awards"). Pursuant to the Company's 1993 Stock Option Plan (the "Option Plan" and, collectively with the Incentive Plan, the "Plans"), the Committee or the full Board of Directors may grant to key employees of the Company who are not "reporting persons" subject to Section 16 of the Exchange Act and to certain other persons performing services for the Company Stock Options which do not qualify as ISOs. The Board of Directors has reserved 850,000 and 350,000 shares of Common Stock for issuance pursuant to the Incentive Plan and the Option Plan, respectively, of which, as of September 21, 2001, an aggregate of 616,165 shares are subject to currently outstanding Stock Options and 17,069 shares remain available for grant or issuance under the Plans.

    The Plans are administered by the Committee. The Committee has the authority to (i) select individuals to receive grants under the Plans, (ii) establish the terms of grants and (iii) interpret the Plans.

    Generally, Stock Options are granted to purchase shares of Common Stock at a purchase price established by the Committee or the Board of Directors at not less than the Fair Market Value (as defined in the Plans) of the Common Stock on the date of grant, and the term of such Stock Options shall not exceed ten years from date of grant. The Committee may grant SARs giving the holder thereof a right to receive, at the time of surrender, Common Stock equal in value to the difference between the Fair Market Value of the Common Stock at the date of surrender of the SARs and the "Base Price" established by the Committee at the time of grant, which may not be less than Fair Market Value of the Common Stock on the date of grant. SARs may be issued in conjunction with Stock Options. The Committee may also issue shares of Common Stock either as a stock bonus or at a purchase price of less than Fair Market Value, subject to any restrictions or conditions which may be specified by the Committee at the time of grant. The Committee may also issue Performance Awards consisting of shares of Common Stock, monetary units payable in cash or a combination thereof. These grants would result in the issuance, without payment therefor, of Common Stock or the payment of cash upon the achievement of certain pre-established performance criteria during a specified performance period not to exceed five years. The number of shares available to be granted under the Incentive Plan has been virtually exhausted. Accordingly the Company is seeking approval of the 2001 Long Term Incentive Plan so that incentive awards will continue to be available.

    In November 1999 the Committee initiated a long-term incentive program (the "LTIP") pursuant to the Incentive Plan under which participants would be granted Company Common Stock or cash or a combination thereof, at the Company's discretion, based upon the total return of the Company's Common Stock relative to the total return of stocks in the Russell 2000 Index for the period beginning in November 11, 1999 and ending June 30, 2002 (the "Incentive Period"). At the commencement of the Incentive Period, the market closing price for the Common Stock was $16.50 per share. Rewards under that program are subject to the total return (consisting of stock price appreciation plus any dividends paid during the Incentive Period, or "Return") of the Company's Common Stock (the "Company Return") being at least equal to the 50th percentile in Return of stocks on the Russell 2000 Index during the Incentive Period (the "Russell Return"). With the consent of the program's twelve participants, the program was terminated in July 2001 and the participants were paid a cash award in August 2001 that the Committee considered fair and appropriate in an aggregate amount of $1,455,000. In fiscal 2001, the Committee did not award any rights to participate in the LTIP.

Certain Transactions

    In November 1995, the Company acquired approximately 50% of the capital stock of PBI and Massachusetts Mutual Life Insurance Company and certain of its affiliates (collectively, "MassMutual") concurrently acquired 30% of the outstanding voting and nonvoting capital stock of PBI and purchased senior secured notes and senior secured convertible notes of PBI in principal amounts of $5.5 million and $1.3 million, respectively. Robert E. Korenblat, a director of the Company, is also a director, executive officer and shareholder of PBI. Pursuant to its ownership of PBI capital stock, the Company received cash dividends from PBI of $350,000 and $450,000 in fiscal 2000 and 2001, respectively.

    In connection with the Company's investment in PBI, the Company entered into an agreement pursuant to which MassMutual is entitled to exchange shares of capital stock of PBI owned by it at fair market value for, at the Company's discretion, cash or shares of Common Stock at an exchange ratio based upon the then market value of the Common Stock. In addition, MassMutual may require the Company to register under the Securities Act shares of Common Stock issuable to it (and MassMutual may require the Company to register 530,978 shares of Common Stock currently owned by it) or to include such shares in any registration statement the Company proposes to file under the Securities Act, with certain exceptions. Messr. Korenblat was elected director of the Company in connection with the Company's investment in PBI. In August, 2001, Mr. Korenblat elected to exchange all of his capital stock in PBI for 20,000 shares of the Company's Common Stock.

    In fiscal 1996, PBI entered into an Employment Agreement (the "Employment Agreement") with Robert E. Korenblat. The Employment Agreement had an initial term expiring on December 31, 1998, but is automatically renewable on December 31 of each year until terminated by notice of either party, in which case it will expire on the December 31 which is two full years after the date of such notice. The Employment Agreement was automatically renewed for an additional term expiring December 31, 2000. Pursuant to the Employment Agreement, Mr. Korenblat serves as President and Chief Executive Officer of PBI with an annual base salary of not less than $350,000, which is increased, but not decreased, each year to reflect increases in the Consumer Price Index. The Employment Agreement also provides for certain benefits and an annual bonus based on achievement of certain operating profit and other goals established by PBI's Board of Directors, which bonus may not exceed, in the aggregate, 180% of base salary. For PBI's fiscal year ended December 31, 2000, PBI paid Mr. Korenblat a salary of $409,690 plus bonus compensation of $126,110. The Employment Agreement also contains a non-competition covenant pursuant to which Mr. Korenblat agrees not to compete with PBI or the Company in the United States, Puerto Rico or any other country where PBI may do business for a period of two years after termination of Mr. Korenblat's employment. Mr. Korenblat was paid $50,000 each April 15 and October 15 through October 15, 1999 in consideration of his covenant not to compete.

    In June 1999, the Company entered into a Consulting Agreement (the "Consulting Agreement") with Harvey C. Jewett, IV. The Consulting Agreement has an initial term expiring on May 31, 2002, but is automatically renewable for successive one year terms unless earlier terminated by notice of either party. Pursuant to the Consulting Agreement, Mr. Jewett provides consultation, instruction and advice to the Company in connection with the operations, management, sales, marketing and financial matters of Jewett Drug Co. in exchange for monthly compensation of $10,000 and reimbursement of expenses. The Consulting Agreement may be terminated by either the Company or Mr. Jewett upon 30 days' prior written notice. The Consulting Agreement also contains a non-competition covenant pursuant to which Mr. Jewett agrees not to compete with the Company in the United States during the term of the Consulting Agreement and for a period of two years thereafter.

    In June 1999, Jewett Drug Co., our subsidiary ("Jewett Drug"), entered into a First Amendment to Lease (the "Amendment") with Jewett Family Investments, L.L.C., a South Dakota limited liability company ("JFI"), for the lease of property located in Aberdeen, South Dakota. The Amendment requires Jewett Drug, as lessee, to pay an aggregate of $80,000 annually to JFI. The lease expires June 30, 2006. Harvey C. Jewett, IV, a director of the Company, is the managing member of JFI. Mr. Jewett holds less than a 5% equity interest in JFI, the balance of which is owned by Mr. Jewett's immediate family members.

    The Company believes that the transactions set forth above were made on terms not less favorable to the Company than would have been obtained from unaffiliated third parties. All future transactions (including loans) between the Company and its officers, directors, principal stockholders and affiliates are required to be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors and must be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                         REPORT OF THE AUDIT COMMITTEE

    The Audit Committee is composed of three independent directors as defined by National Association of Securities Dealers. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached hereto as Exhibit A.

    We have reviewed and discussed with management the Company's consolidated financial statements as of and for the fiscal year ended June 30, 2001.

    We have discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

    We have received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees and have discussed with the independent public accountants their independence.

    During fiscal year 2001, the Company retained its independent public accountants, Arthur Andersen, to provide audit services of $220,000, financial information systems services of $30,450 and other services of $243,983 of which $73,233 related to tax matters and $135,000 related to the Company's secondary offering. The Audit Committee has determined that the nature and extent of non-audit services provided by Arthur Andersen is compatible with maintaining auditor independence.

    Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, to be filed with the Securities and Exchange Commission.

                              THE AUDIT COMMITTEE

         Richard F. Ford, Chairman   Louis B. Susman   James M. Usdan

                          ITEM 2. PROPOSAL TO APPROVE
                     THE D & K HEALTHCARE RESOURCES, INC.
                         2001 LONG TERM INCENTIVE PLAN

    The Board of Directors has adopted the D & K Healthcare Resources, Inc. 2001 Long Term Incentive Plan (the "Plan") and has directed that the Plan be submitted to the stockholders for approval. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required for approval of the Plan. A copy of the Plan is attached as Appendix A to this Proxy Statement, and the following description of the Plan is qualified in its entirety by reference to Appendix A.

    Effective with approval of this Plan by the shareholders of the Company, no further awards shall be granted under the Company's Amended and Restated 1992 Long Term Incentive Plan and 1993 Stock Option Plan (collectively "Prior Plans"). Nothing contained in the Plan will affect awards made under the Prior Plans and the provisions of the Prior Plans shall continue to control with respect to any outstanding awards granted thereunder.

    The Board of Directors believes that the Plan is appropriate and will enhance the purpose and flexibility of the Company's business objectives by improving the ability of the Company to continue to provide incentives to its key employees, directors and consultants and induce qualified individuals to serve as or remain, employees, directors and consultants of the Company and to promote the best interests of the Company. In particular, the Board of Directors believes that through Stock Options (defined below) and other Common Stock based compensation, the interests of Company officers, directors, employees and consultants in maximizing the Company's performance, and the return on the Common Stock, will be more closely aligned with the interests of the Company's stockholders.

    The Plan will be administered by the Stock Option and Compensation Committee by majority action thereof, unless otherwise determined by the Board of Directors of the Company. The Committee is authorized in its discretion to determine the individual officers and employees to whom the benefits will be granted, the type and amount of such benefits and the terms of the benefit grants, as well as to interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan to the extent not contrary to the express provisions of the Plan. Grants of benefits under the Plan to non-employee directors of the Company may also be made by the Committee.

    Under the terms of the Plan, key employees and consultants of the Company and its subsidiaries and non-employee directors as determined in the discretion of the Committee will be eligible to receive: (a) stock options ("Stock Options") exercisable into shares of Common Stock which may or may not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as amended, (b) Stock Appreciation Rights, (c) restricted shares of Common Stock ("Restricted Stock"), and (d) performance awards ("Performance Awards"). It is the intention of the Committee that in the future a portion of any annual bonuses awarded to executive officers and other key employees would be made in stock of the Company pursuant to the Plan. Ownership of the stock would vest in the employee three years after the date of grant provided that the employee was then still in the employ of the Company.

    Stock Options. Stock Options granted under the Plan shall entitle the holder thereof to purchase the Company's Common Stock at a purchase price established therefor by the Committee, which price shall not be less than the Fair Market Value (as defined in the Plan) of Common Stock on the date of grant. Stock Options are exercisable as follows:

                    Period of Time from Percentage of Shares
                       Date of Grant        Exercisable
                       -------------        -----------
                         One Year          33 1/3 percent
                         Two Years         66 2/3 percent
                        Three Years         100 percent

    When an Optionholder dies, becomes disabled (as defined in the Plan), or retires from the Company, his or her Stock Options shall become fully exercisable at such time.

    The term of a Stock Option is five years from the date of grant. A Stock Option must be exercised within a specified period of time following an Optionholder's termination of employment with the Company, but in any event before the expiration of the term of the Option. However, if a holder of an Incentive Stock Option (as defined in the Plan) dies while in the employment of the Company, the Option must be exercised within a period of time ending on the earlier of (i) three months following the Optionholder's death or (ii) the expiration of the term of the Option. If the Optionholder of a Non-Qualified Stock Option (any Stock Option which is not an Incentive Stock Option) dies, the Option generally must be exercised within a period of time ending on the earlier of (i) the date eighteen months following the date of death, or such shorter period specified in the Option Agreement, or (ii) the expiration of the term of the Option. In the event an Optionholder's employment with the Company terminates on account of Disability, the Option must be exercised within a period of time ending on the earlier of (i) the date ending twelve months following such termination of employment or (ii) the expiration of the term of the Option.

    For any employee, the aggregate fair market value of Common Stock subject to any Incentive Stock Options that are exercisable for the first time in any calendar year may not exceed $100,000.

    An Optionholder may exercise a Stock Option with cash, Common Stock or any combination thereof.

    Stock Appreciation Rights. The Committee may grant stock appreciation rights ("SARs") giving the holder thereof rights to receive, at the time of surrender, Common Stock or cash equal in value to the difference between the Fair Market Value of such stock at the date of surrender of the SAR and the "Base Price" established by the Committee therefor at the time of grant, subject to any limitation imposed by the Committee on appreciation. The "Base Price" shall not be less than the Fair Market Value of the Common Stock on the date of the grant of the SAR. A SAR may be granted either independent of, or in conjunction with, any Stock Option. If granted in conjunction with a Stock Option, at the discretion of the Committee, a SAR may either be surrendered (a) in lieu of the exercise of such Stock Option, (b) in conjunction with the exercise of such Stock Option, or (c) upon expiration of such Stock Option. The term of any SAR shall be established by the Committee, but in no event shall such term exceed five years from the date of grant.

    Restricted Stock. The Committee may issue shares of Common Stock either as a stock bonus or at a purchase price of less than fair market value, subject to the restrictions or conditions specified by the Committee at the time of grant. During the period of restriction, holders of Restricted Stock shall be entitled to receive all dividends and other distributions made in respect of such stock and to vote such stock without limitation.

    Performance Awards. The Committee may grant Performance Awards consisting of shares of the Company's Common Stock, monetary units payable in cash or a combination thereof. These grants would result in the issuance, without payment therefor, of Common Stock or the payment of cash upon the achievement of certain pre-established performance criteria (such as period of employment, return on average total capital employed, earnings per share, return on stockholders' equity or total stockholder return relative to stockholder return on a broad market index) during a specified performance period not to exceed ten years. The participating employee shall have no right to receive dividends on or to vote any shares subject to Performance Awards until the award is actually earned and the shares are issued.

    The Plan is to remain in effect until (a) all Common Stock reserved under the Plan shall have been purchased or acquired, (b) the Board terminates the Plan, or (c) November 14, 2006, whichever shall first occur. The Board, in its sole discretion may terminate the Plan at any time and from time to time may amend or modify the Plan; provided, however, that no such action of the Board may, without the approval of the stockholders of the Company, change: (i) the maximum number of shares for which options may be granted under the Plan; (ii) the provisions of the Plan regarding the "Base Price" of awards; (iii) the maximum period during which a Stock Option may be granted; or (iv) the class of employees entitled to participate in the Plan. No amendment, modification or termination of the Plan shall in any manner adversely affect any award theretofore granted under the Plan, without the consent of the participant affected thereby.

General

    (a) Change of Control. In the event there is a change of control of the Company, the Stock awards of a Participant whose employment with the Company or its successor is involuntarily terminated (for a reason other than Cause) or who voluntarily resigns from the Company or its successor for Good Reason (as defined in the Plan) within one year of the change of control, shall be fully vested and exercisable as of the date of termination of employment.

    (b) Rescission of Stock Awards. If an employee, within one year of his termination of employment, competes with the Company or makes an unauthorized disclosure of Company confidential information, his unexercised Stock Awards shall be cancelled and forfeited. Furthermore, the exercise of or payment for a Stock Award shall be rescinded if the award holder competes with the Company or makes an unauthorized disclosure of confidential Company information. In this event, the Company may require the award holder to pay the Company the gain realized from or payment for the reward within ten days of the Company's notification of the holder of such rescission. The Company must notify the award holder of a rescission within two years of the exercise by or payment to the award holder.

Federal Income Tax Consequences

    No income will be realized by a participating officer, director, consultant or employee on the grant of a Stock Option or upon the award of Restricted Stock, and the Company will not be entitled to a deduction at such time. If an Optionholder exercises an Incentive Stock Option and does not dispose of the shares acquired within two years from the date of the grant, or within one year from the date of exercise of the Option, no income will be realized by the Optionholder at the time of exercise; the Company will not be entitled to a deduction by reason of the exercise. The Optionholder's tax basis in the shares will equal the exercise price of the Option, however, the difference between the Fair Market Value of the shares subject to the Option and the exercise price may, in some cases, be subject to the alternative minimum tax.

    If an Optionholder disposes of the shares acquired pursuant to an Incentive Stock Option within two years from the date of grant of the option or within one year from the date of exercise of the option, the holder will realize ordinary income at the time of disposition which will equal the excess, if any, of the lesser of (a) the amount realized on the disposition, or (b) the Fair Market Value of the shares on the date of exercise, over the Optionholder's basis in the shares. The Company generally will be entitled to a deduction in an amount equal to such income in the year of the disqualifying disposition.

    Upon the exercise of a Non-Qualified Option, the excess, if any, of the Fair Market Value of the Stock on the date of exercise over the purchase price is ordinary income to the holder as of the date of exercise. The Company generally will be entitled to a deduction equal to such excess amount in the year of exercise. The Optionholder's basis in shares acquired pursuant to a Non-Qualified Option will equal the Fair Market Value of the shares on the date of exercise.

    Subject to a voluntary election by the grantee of restricted stock under
Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), such grantee will realize ordinary income as a result of the award of Restricted Stock at the time the restrictions expire on such shares. An election pursuant to Section 83(b) of the Code would have the effect of causing the holder to realize income in the year in which such award was granted. The amount of income realized will be the difference between the Fair Market Value of the shares on the date such restrictions expire (or on the date of issuance of the shares, in the event of a Section 83(b) election) over the purchase price, if any, of such shares. The Company generally will be entitled to a deduction equal to the income realized in the year in which the grantee is required to report such income. The grantee's tax basis in the shares will equal the Fair Market Value of the stock on the day the restrictions expire or, in the event of a Section 83(b) election, the Fair Market Value of the shares on the date of grant.

    An employee will realize income as a result of a Performance Award at the time the award is issued or paid. The amount of income realized by the participant will be equal to the fair market value of the shares on the date of issuance, in the case of a stock award, and to the amount of the cash paid, in the event of a cash award. The Company will be entitled to a corresponding deduction equal to the income realized in the year of such issuance or payment. The employee's tax basis in shares received pursuant to a Performance Award shall equal the Fair Market Value of the shares on the date they are transferred to the employee.

    The Board of Directors recommends a vote "FOR" the proposal to approve the D & K Healthcare Resources, Inc. 2001 Long Term Incentive Plan.

                               PERFORMANCE GRAPH

    The following Performance Graph compares the Company's cumulative total stockholder return on its Common Stock for the period beginning March 29, 1996 and ending June 29, 2001, with the cumulative return of the NASDAQ Stock Market--U.S. Index and an industry peer group. The industry peer group of companies selected by the Company is made up of the Company's publicly held competitors in the wholesale drug industry: Amerisource Health Corporation, Bergen Brunswig Corporation, Cardinal Health, Inc. and McKesson HBOC, Inc. The composition of the Company's peer group has been changed to reflect the elimination of Bindley-Western, which was acquired by Cardinal Health, Inc. in 2000. The comparisons reflected in the table and graph, however, are not intended to forecast the future performance of the Common Stock and may not be indicative of such future performance.

                                    [CHART]

D & K HEALTHCARE PERFORMANCE GRAPH

D & K Healthcare Peer Group Nasdaq
3/29/1996   100     100     100
3/28/1997   52.24   128.83  113.73
6/30/1998   256.72  245.93  137.15
6/30/1999   285.07  186.65  248.97
6/30/2000   124.63  176.95  368.1
6/29/2001   440.99  275.4   199.54

                                            Cumulative Total Return
                                -----------------------------------------------
                                3/29/96 3/28/97 6/30/98 6/30/99 6/30/00 6/29/01
                                ------- ------- ------- ------- ------- -------
 D&K HEALTHCARE RESOURCES, INC.   100    52.24  256.72  285.07  124.63  440.99
 NASDAQ STOCK MARKET (U.S.)....   100   113.73  137.15  248.97  368.10  199.54
 PEER GROUP....................   100   128.83  245.93  186.65  176.95  275.40

                            APPOINTMENT OF AUDITORS

    Arthur Andersen LLP served as the Company's independent public accountants for fiscal 2001 and has been selected by the Board of Directors to continue in such capacity during fiscal 2002. The Board of Directors anticipates that representatives of Arthur Andersen LLP will be present at the Annual Meeting of Stockholders with an opportunity to make a statement if the representatives desire to do so and to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with by those parties during the fiscal year ended June 30, 2001.

                           PROPOSALS OF STOCKHOLDERS

    Under applicable regulations of the SEC, all proposals of stockholders to be considered for inclusion in the proxy statement for, and to be considered at, the 2002 Annual Meeting of Stockholders must be received at the offices of the Company, c/o Secretary, 8000 Maryland Avenue, Suite 920, St. Louis, Missouri 63105 by not later than June 5, 2002. The Company's By-laws also prescribe certain time limitations and procedures regarding prior written notice to the Company by stockholders, which limitations and procedures must be complied with for proposals of stockholders to be included in the Company's proxy statement for, and to be considered at, such annual meeting. Any stockholder who wishes to make such a proposal should request a copy of the applicable provisions of the Company's By-laws from the Secretary of the Company.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the Annual Meeting, other than those specifically referred to herein. If, however, any other matters should properly come before the Annual Meeting, it is the intention of the persons named on the Proxy Card to vote the shares represented thereby in accordance with their judgment as to the best interest of the Company on such matters.

                            J. HORD ARMSTRONG, III
                    Chairman of the Board, Chief Executive
                             Officer and Treasurer

                                   EXHIBIT A

                            AUDIT COMMITTEE CHARTER

Purpose

    The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

    In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

    The Committee shall review the adequacy of this Charter on an annual basis.

Membership

    The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the National Association of Securities Dealers.

    Accordingly, all of the members will be directors:

        Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

        Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

Key Responsibilities

    The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management (including the internal audit staff), as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

    The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

    The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

    As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

    The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

    The Committee shall:

        request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

        discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

        recommend that the Board take appropriate action to oversee the independence of the outside auditor.

    The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

                                  APPENDIX A

                       D & K HEALTHCARE RESOURCES, INC.
                         2001 LONG TERM INCENTIVE PLAN

1. Purposes.

    (a) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

    (b) Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Performance Awards and (v) Restricted Stock.

    (c) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

    (d) Prior Plans. Effective with approval of this Plan by the shareholders of the Company, no further awards shall be granted under the Company's Amended and Restated 1992 Long Term Incentive Plan and 1993 Stock Option Plan (collectively "Prior Plans"). However, nothing herein shall affect awards made under the Prior Plan before such approval and the provisions of the Prior Plans shall continue to control with respect to any outstanding awards granted thereunder.

2. Definitions.

    (a) "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

    (b) "Award Date" means the date established by the Committee the for the grant of a Stock Award.

    (c) "Base Price" means a price fixed by the Committee, which shall not be less than the Fair Market Value of a share of Common Stock on the date of grant of a Stock Award with respect to such Stock.

    (d) "Board" means the Board of Directors of the Company.

    (e) "Code" means the Internal Revenue Code of 1986, as amended.

    (f) "Committee" means the committee or committees established by the Board in accordance with Section 3(c). All references herein to "Committee" shall be deemed to be to the Board when the Board has not established the Committee pursuant to Section 3(c).

    (g) "Common Stock" means authorized and unissued shares of the $.01 par value common stock of the Company or reacquired shares of the Company's $.01 par value common stock held in its Treasury.

    (h) "Company" means D & K Healthcare Resources, Inc., a Delaware corporation.

    (i) "Consultant" means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board or the board of directors of an Affiliate. However, the term "Consultant" shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director's fee by the Company for their services as Directors.

    (j) "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's service with the Company or an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Committee or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

    (k) "Corporate Transaction" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

        (i) a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Affiliate;

        (ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

        (iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

        (iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

    (l) "Director" means a member of the Board.

    (m) "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code, as determined by the Committee in good faith, upon receipt of and reliance on sufficient competent medical advice.

    (n) "Employee" means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

    (o) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    (p) "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

        (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the mean between the bid and asked prices, if no closing price is reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. If fair market value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the preceding day when the markets are open.

        (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.

    (q) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

    (r) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

    (s) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

    (t) "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

    (u) "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option granted pursuant to a Stock Award. Each Option Agreement shall be subject to the terms and conditions of the Plan. References to Option Agreement shall also include the following ancillary documents: Notice of Exercise and Grant Notice.

    (v) "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

    (w) "Outside Director" means a Director who either (i) is not a current Employee of the Company or a member of an "affiliated group" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former Employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an Officer of the Company or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

    (x) "Participant" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

    (y) "Performance Award" means a right as determined by the Committee to receive a deferred payment of cash, Common Stock or some combination thereof based on performance during a Performance Period as provided in Section 7(c).

    (z) "Performance Period" means a period of not more than five years established by the Committee during which certain performance goals set by the Committee are to be met.

    (aa) "Plan" means this D & K Healthcare Resources, Inc. 2001 Long Term Incentive Plan.

    (bb) "Reporting Person" means any person who is required to file reports pursuant to the provisions of Section 16 of the Exchange Act and Rule 16a-2 promulgated thereunder.

    (cc) "Restricted Stock" means shares of Common Stock, which may be subject to certain restrictions, which are granted pursuant to a Stock Award.

    (dd) "Restricted Stock Awards" means a Stock Award granted to a Participant to receive or purchase shares of Restricted Stock.

    (ee) "Retirement" means termination of employment with eligibility for normal, early or disability retirement benefits under the terms of any pension plan adopted by the Company and specified by the Committee, as amended and in effect at the time of such termination of employment.

    (ff) "Stock Appreciation Right" or "SAR" means the right to receive a payment from the Company equal to the excess of the Fair Market Value of a share of Common Stock at the date of exercise over the Base Price. In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the Base Price shall be the Option exercise price.

    (gg) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

    (hh) "Securities Act" means the Securities Act of 1933, as amended.

    (ii) "Stock Award" means any right granted under the Plan, including an Option, Stock Appreciation Right, Performance Award, and Restricted Stock.

    (jj) "Stock Award Agreement" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

    (kk) "Ten Percent Stockholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3. Administration.

    (a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).

    (b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

        (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

        (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

        (iii) To amend the Plan or a Stock Award as provided in Section 12.

        (iv) To terminate or suspend the Plan as provided in Section 13.

        (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

    (c) Delegation to Committee. The Board may delegate administration of the Plan to a Committee or Committees. The term "Committee" shall apply to any person, persons, committee or committees to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may from time to time in its discretion, fix and change the number of members of a Committee, remove members of a Committee, appoint members of a Committee in substitution for or in addition to members previously appointed; and fill vacancies however caused in a Committee. The Board may abolish a Committee at any time and revest in the Board the administration of the Plan. Notwithstanding the foregoing, any grant of an Option, Performance, SAR or Restricted Stock Award to a Reporting Person must be made by the Board or a Committee comprised solely of two or more Outside Directors.

    (d) Effect of Board's Decision. All determinations, interpretations and constructions made by the Board or the Committee in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4. Shares Subject to the Plan.

    (a) Share Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate five hundred thousand (500,000) shares of Common Stock.

    (b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

    (c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. Eligibility.

    (a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

    (b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant.

    (c) Award Date. All Stock Awards granted under the Plan shall be granted as of an Award Date. All Stock Awards are subject to the terms and conditions set forth in the applicable Stock Award Agreement. Within thirty days after each Award Date, the Company shall notify the Participant of the grant of the Stock Award, and shall hand deliver or mail to the Participant a Stock Award Agreement, duly executed by and on behalf of the Company, with the request that the Participant execute the Agreement within thirty days after the date of mailing or delivery by the Company of the Agreement to the Participant. If the Participant shall fail to execute the written Stock Award Agreement within said thirty-day period, his or her Stock Award shall be automatically terminated.

6. Option Provisions.

    Each Option shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

        (a) Term. No Option shall be exercisable after the expiration of five
    (5) years from the date it was granted.

        (b) Exercise Price of an Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (c) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or
    (ii) at the discretion of the Committee at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock, (2) pursuant to a deferred payment or other similar arrangement with the Optionholder, or (3) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option Agreement, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

        In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

        (d) Delivery of Certificate. After the exercise of an Option, as provided above, the Company shall within a reasonable time deliver to the person exercising the Option a certificate or certificates issued in the name of the person who exercised the Option and such additional name, or names, if any, as may be requested (subject to the general policy of the Company as to registration of shares), for the appropriate number of shares of Common Stock, without liability to the person exercising the Option for any transfer or issue tax, state or Federal, then payable. Each Option granted under the Plan shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares of Common Stock subject to such Option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, as a condition of, or in connection with, the granting of such Option or the issue or purchase of shares of Common Stock thereunder, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

        An Optionee under an Option granted under the Plan shall have no rights as a shareholder with respect to any shares of Common Stock covered by an Option except to the extent that one or more certificates for such shares shall have been delivered to him upon due exercise of an Option as above provided.

        (e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (f) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (g) Vesting Generally. Except as provided in Sections 10(a) and 11(c), Option grants shall become exercisable as follows:

     Period of Time from       Percentage of Shares
        Date of Grant              Exercisable
        -------------              -----------
 One year from date of grant     33- 1/3 percent
 Two years from date of grant    66 2/3 percent
Three years from date of grant     100 percent

        (h) Termination of Continuous Service. In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's Disability or, in the case of an Optionholder of a Nonstatutory Stock Option, the Optionholder's death), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time specified in the Option Agreement. Provided, however, that the Optionholder of an Incentive Stock Option may exercise such Option within such period of time ending on the earlier of (i) the date three (3) months following termination of the Optionholder's Continuous Service or (ii) the expiration of the term specified in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

        Notwithstanding the preceding, the exercise period for a Nonstatutory Stock Option shall be extended to twelve (12) months in the event the Optionholder terminates employment due to Retirement.

        (i) Disability of Optionholder. In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of
    (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

        (j) Death of Optionholder of Nonstatutory Stock Option. In the event
    (i) the Continuous Service of an Optionholder of a Nonstatutory Option terminates as a result of such Optionholder's death or (ii) such Optionholder dies within the period (if any) specified in the Option Agreement after the termination of such Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent such Optionholder was entitled to exercise such Option as of the date of death) by such Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon such Optionholder's death pursuant to Section 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

        (k) Cancellation and Rescission of Stock Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, or deferred Stock Awards at any time if the Participant is not in compliance with all other applicable provisions of the Stock Award Agreement, the Plan and with the following conditions:

            (i) A Participant, within one year following his termination of employment with the Company, shall not, within the geographical areas where the Company does business, render services for any organization or engage directly or indirectly in any business which, in the judgment of the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. For Participants whose employment has terminated, the determination shall be based on the Participant's position and responsibilities while employed by the Company, the Participant's post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company's customers, suppliers and competitors and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant who has retired shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than ten (10) percent equity interest in the organization or business.

            (ii) A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any confidential information or material, as defined in the Company's policy regarding confidential information and intellectual property, relating to the business of the Company, acquired by the Participant either during or after employment with the Company.

            (iii) A Participant, pursuant to the Company's policy regarding confidential information and intellectual property, shall disclose promptly and assign to the Company all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company and shall do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in foreign countries.

            (iv) Upon exercise, payment or delivery pursuant of a Stock Award, the Participant shall, upon request by the Company, certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with all of the provisions of this Section 6(k) within 120 days prior to and during the twelve month period following the Participant's termination of employment with the Company shall cause such exercise, payment or delivery to be rescinded. The Company shall notify the Participant in writing of any such rescission within two years after such exercise, payment or delivery. Within ten days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to a Stock Award. Such payment shall be made either in cash or by returning to the Company the number of shares of Common Stock that the Participant received in connection with the rescinded exercise, payment or delivery.

7. Provisions of Stock Awards Other than Options.

    (a) Stock Appreciation Rights. Stock Appreciation Rights may be granted which, at the discretion of the Committee, may be surrendered (1) in lieu of exercise of an Option, (2) in conjunction with the exercise of an Option, (3) upon lapse of an Option, (4) independent of an Option, or (5) each of the above in connection with a previously awarded Option under the Plan. If the Option referred to in (1), (2), or (3) above qualified as an Incentive Stock Option pursuant to Section 422 of the Code, the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder. At the time of grant, the Committee may establish in its sole discretion, a maximum amount per share which will be payable upon surrender of a SAR, and may impose such conditions on surrender of a SAR (including, without limitation, the right of the Committee to limit the time of surrender to specified periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule), under the Exchange Act. At the discretion of the Committee, payment for SARs may be made in cash or Common Stock, or in a combination.

        (i) Surrender of SARs in Lieu of Exercise of Options. SARs surrenderable in lieu of exercise of Options may be surrendered for all or part of the shares of Common Stock subject to the related Option upon the surrender of the right to exercise an equivalent number of Options. A SAR may be surrendered only with respect to the shares of Common Stock for which its related Option is then exercisable. Upon surrender of a SAR in lieu of exercise of an Option, shares of Common Stock equal to the number of SARs surrendered shall no longer be available for Awards under the Plan, provided that if SARs are surrendered for cash, shares of Common Stock equal to the number of SARs surrendered shall be restored to the number of shares of Common Stock available for issuance under the Plan.

        (ii) Surrender of SARs in Conjunction with Exercise of Options. SARs surrenderable in conjunction with the exercise of Options shall be deemed to be surrendered upon the exercise of the related Options, and shares of Common Stock equal to the sum of the number of shares of Common Stock acquired by exercise of the Option plus the number of SARs surrendered shall no longer be available for Stock Awards under the Plan, provided that if SARs are surrendered for cash, shares of Common Stock equal to the number of SARs surrendered shall be restored to the number of shares available for issuance under the Plan.

        (iii) Surrender of SARs Upon Lapse of Options. SARs surrenderable upon lapse of Options shall be deemed to have been surrendered upon the lapse of the related Options as to the number of shares of Common Stock subject to the Options. Shares of Common Stock equal to the number of SARs deemed to have been surrendered shall not be available again for Stock Awards under the Plan, provided that if SARs are surrendered for cash, shares of Common Stock equal to the number of SARs surrendered shall be restored to the number of shares Common Stock available for issuance under the Plan.

        (iv) Surrender of SARs Independent of Options. SARs surrenderable independent of Options may be surrendered upon whatever terms and conditions the Committee in its sole discretion, imposes upon the SARs, and shares of Common Stock equal to the number of SARs surrendered shall no longer be available for Awards under the Plan, provided that if SARs are surrendered for cash, shares of Common Stock equal to the number of SARs surrendered shall be restored to the number of shares available for issuance under the Plan.

    (b) Restricted Stock Awards. Each Restricted Stock Award shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of the Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, but each Restricted Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

        (i) Purchase Price. The purchase price, if any, under each Restricted Stock Award Agreement shall be such amount as the Committee shall determine and designate in such Restricted Stock Award Agreement;

        (ii) Consideration. The purchase price of Common Stock acquired pursuant to a Restricted Stock Award Agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Committee, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Committee in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment;

        (iii) Vesting. Shares of Common Stock acquired under a Restricted Stock Award Agreement may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Committee.;

        (iv) Restrictions. Restricted Stock received or acquired pursuant to a Restricted Stock Award Agreement may be subject to (a) restrictions on the sale or other disposition thereof, (b) rights of the Company to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon either termination of the Participant's status as an Employee, Director or Consultant within specified periods or failure of the Company to achieve performance goals (which may include any one or more of the following: return on total capital employed, earnings per share, return on stockholders' equity, and other appropriate criteria) established by the Committee, (c) representation by the employee that he or she intends to acquire Restricted Stock for investment and not for resale, and (d) such other restrictions, conditions and terms as the Committee deems appropriate.

        (v) Dividends. The Participant shall be entitled to all dividends paid with respect to Restricted Stock during any period the Restricted Stock is subject to restrictions and shall not be required to return any such dividends to the Company in the event of the forfeiture of the Restricted Stock.

        (vi) The Participant shall be entitled to vote the Restricted Stock during any period the Restricted Stock is subject to restrictions.

        (vii) The Committee shall determine whether Restricted Stock is to be delivered to the Participant with an appropriate legend imprinted on the certificate of if the shares of such stock are to be deposited in escrow pending removal of the restrictions.

        (viii) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Agreement, as the Committee shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Agreement remains subject to the terms of the Restricted Stock Agreement.

    (c) Performance Awards. Performance Awards shall consist of Common Stock, monetary units or some combination thereof, to be issued without any payment therefor, in the event that certain performance goals established by the Committee are achieved during a specified period of time. The goals established by the Committee may include any one or more of the following: continued service with the Company, return on average total capital employed, earnings per share, return on stockholders' equity, and such other goals as may be established by the Committee. In the event the minimum Corporate goal is not achieved at the conclusion of the specified time period, no payment shall be made to the Participant. Actual payment of the award earned shall be in cash or in Common Stock or in a combination of both, in a single sum or in periodic installments, all as the Committee in its sole discretion determines. If Common Stock is used, the Participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares of Common Stock are issued.

8. Covenants of the Company.

    Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9. Use of Proceeds from Stock.

    Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10. Miscellaneous.

    (a) Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

    (b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

    (c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and for any reason, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

    (d) Incentive Stock Option Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all Incentive Stock Option plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), or such higher limit as set forth by applicable law, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

    (e) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

11. Adjustments Upon Changes in Stock.

    (a) Capitalization Adjustments. If any change is made in, or other event occurs with respect to, the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a) and 4(b) and the maximum number of securities subject to award to any person pursuant to Section 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Committee shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

    (b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to the completion of such dissolution or liquidation.

    (c) Corporate Transaction. In the event Participant's employment with the Company is terminated within twelve months of a Corporate Transaction by the Company for a reason other than Cause or by the Participant for Good Reason, the vesting and exercise period of such Participant's Stock Awards shall be accelerated in full to the date of such termination of employment. For purposes of this Subsection 11.c, these terms have the following meanings:

        (i) "Good Reason". With respect to any Participant, (A) the assignment to the Participant of any duties or any other action by the Company which results in a significant diminution in the Participant's position, authority, duties or responsibilities, excluding for this purpose an isolated, unsubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant; (B) any material reduction in the Participant's compensation from the Company, opportunity to earn annual bonuses, or other compensation or employee benefits, other than as a result of an isolated and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant;
    (C) the elimination of the Participant's position with the Company which results in a significant diminution of his authority, duties or responsibilities; or (D) any purported termination of the Plan otherwise than as expressly permitted by the Plan. For purposes of the Plan, any good faith determination of "Good Reason" made by the Participant shall be conclusive.

        (ii) "Cause". With respect to any Participant: (A) the willful and continued failure of the Participant to perform substantially the Participant's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered by the Company to the Participant which specifically identifies the manner in which the Participant has not substantially performed the Participant's duties, or (B) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. For purposes of this definition, no act or failure to act on the part of the Participant shall be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant's action or omission was in the best interests of the Company.

    In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (it being understood that similar stock awards include awards to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction). Notwithstanding the preceding, the Committee shall in any event, retain the discretion to take any other action with respect to such Stock Awards as it may equitably determine.

12. Amendment of the Plan and Stock Awards.

    (a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent required by applicable law.

    (b) Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of
Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

    (c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

    (d) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless
(i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

    (e) Amendment of Stock Awards. The Committee at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Committee requests the consent of the Participant and
(ii) the Participant consents in writing.

13. Termination or Suspension of the Plan.

    (a) Plan Termination. The Board may suspend or terminate the Plan at any time. Unless sooner terminated by the Board, the Plan shall terminate on the day before the fifth (5th) anniversary of the date the Plan is approved by the stockholders of the Company. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

    (b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14. Effective Date of Plan.

    The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15. Choice of Law.

    The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.

    This Plan is hereby adopted on behalf of the Company this 25th day of September, 2001.

                                          D & K HEALTHCARE RESOURCES, INC.

                                             /S/ J. HORD ARMSTRONG, III
                                          By __________________________________
                                             J. Hord Armstrong, III
                                             Chairman and Chief Executive
                                             Officer

                        D & K HEALTHCARE RESOURCES, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /_/

[                                                                            ]

1. Election of three Class III Directors for a term of
   three years --                                        For  Withold  For All
   Nominees: 01-J. Hord Armstrong, III                   All    All    Except
             02-Richard F. Ford                          / /    / /     / /
             03-Thomas F. Patton

------------------------------------
(Except Nominee(s) written above)

2. Approval of the Company's 2001 Long Term              For  Against Abstain
   Incentive Plan.                                       / /    / /     / /

3. To transact any and all other business, including     For  Against Abstain
   adjournment of the meeting, which may properly        / /    / /     / /
   come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "FOR" the election of all of the nominees for director listed in Item 1, "FOR" approval of the Company's 2001 Long Term Incentive Plan and "FOR" the grant of discretionary authority.

                                  Dated:____________________________, 2001

                       SIGN HERE ________________________________________
                                (Please sign exactly as name appears hereon)

                       SIGN HERE ________________________________________
                         (Executors, administrators, turstees, etc. should so
                                       indicate when signing)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                             YOUR VOTE IS IMPORTANT!

                 PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND
                  REUTRN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

PROXY                                                                      PROXY

                        D & K HEALTHCARE RESOURCES, INC.

          PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 14, 2001 This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints J. HORD ARMSTRONG, III and MARTIN D. WILSON, and each of them, with or without the other, proxies with full power of substitution to vote as designated below, all shares of stock of D & K Healthcare Resources, Inc. (the "Company") that the undersigned signatory hereof is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at The Ritz-Carlton, 100 Carondelet Plaza, St. Louis, Missouri 63105, on Wednesday, November 14, 2001, at 10:00 a.m., and all adjournments thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

                    PLEASE MARK, SIGN AND DATE THIS PROXY AND
                  RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side)

--------------------------------------------------------------------------------